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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     May 2, 2001
                                                 -------------------------------

                            VINTAGE PETROLEUM, INC.
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            (Exact name of registrant as specified in its charter)



    Delaware                       1-10578                   73-1182669
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 (State or other              (Commission File              (IRS Employer
 jurisdiction of                   Number)               Identification No.)
 incorporation)


110 West Seventh Street, Tulsa, Oklahoma                      74119
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code      (918) 592-0101
                                                   -----------------------------


                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets.
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          On May 2, 2001, the Registrant, through an indirect wholly-owned subsidiary, completed the acquisition of all of the outstanding shares of common stock of Genesis Exploration Ltd. ("Genesis") for total consideration of approximately $593 million, including transaction costs and the assumption of the estimated net indebtedness of Genesis at closing. Funds for the purchase were provided primarily from advances under the Registrant's revolving credit facility pursuant to a Second Amended and Restated Credit Agreement dated as of November 30, 2000, among the Registrant, as borrower, and certain commercial lending institutions, as lenders, Bank of Montreal, as administrative agent, Bank of America, N.A., as syndication agent, Societe Generale, Southwest Agency, as documentation agent, and ABN AMRO Bank, N.A., as managing agent.

          Genesis is a Canadian oil and gas company based in Calgary, Alberta. Prior to closing, the common shares of Genesis were listed on the Toronto Stock Exchange. Genesis' oil and gas properties are located primarily in the provinces of Alberta, Saskatchewan and the Northwest Territories and total approximately
1.2 million net acres. The Registrant estimates Genesis' proved reserves, at the time of acquisition, were 27.7 million barrels of oil and 207.2 billion cubic feet of gas, or 62.2 million barrels of oil equivalent. These reserves are located primarily in the provinces of Alberta and Saskatchewan. In addition to the reserves, Genesis owns over 1.0 million net undeveloped acres principally located in the provinces of Alberta and Saskatchewan, with a significant portion, totaling approximately 440,000 net acres, located in the Northwest Territories. Current net daily production, after estimated royalties, from Genesis' oil and gas properties is approximately 17,800 barrels of oil equivalent, comprised of approximately 71.0 million cubic feet of gas and 6,060 barrels of oil.

          The Registrant plans for further development of Genesis' oil and gas properties through an aggressive work program consisting of over 200 total exploration and exploitation projects targeted to occur during the remainder of 2001, concentrated in the West Central, Grouard and Sturgeon Lake areas of Alberta. Capital of $58 million has been budgeted for the work activity planned for the remaining eight months of 2001.

          Prior to closing, there was no material relationship between Genesis and the Registrant or any of its affiliates, any director or officer of the Registrant or any of their associates. The purchase price was determined through arms-length negotiation between Genesis and the Registrant. The acquisition of Genesis is being accounted for as a purchase and the financial results of Genesis will be consolidated with the Registrant beginning May 2, 2001.

          This Form 8-K includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this Form 8-K, other than statements of historical facts, that address planned drilling and other projects, budgeted capital allocation, reserve estimates and activities, events or developments that the Registrant expects or anticipates will or may occur in the future are forward-looking statements. Although the Registrant believes the expectations expressed in such

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forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, general economic, market or business conditions, the risk factors listed from time to time in the Registrant's filings with the Securities and Exchange Commission, and other factors, most of which are beyond the control of the Registrant. The Registrant assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial statements of business acquired.

               It is impracticable to provide any of the required financial statements for Genesis and pro forma financial information relative to Genesis at the time of this filing. The required financial statements and pro forma financial information will be filed as soon as practicable.

          (b)  Pro forma financial information.

               See (a) above.

          (c)  Exhibits.

               2. Acquisition Agreement dated as of March 27, 2001, between the Registrant and Genesis Exploration Ltd.


                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                VINTAGE PETROLEUM, INC.


Date:   May 15, 2001            By:  /s/ Michael F. Meimerstorf
                                   -------------------------------
                                   Michael F. Meimerstorf
                                   Vice President and Controller

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                                 Exhibit Index



Exhibit
Number                             Description
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2.             Acquisition Agreement dated as of March 27, 2001,
               between the Registrant and Genesis Exploration Ltd.